Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 21, 2016 relating to Moleculin Biotech, Inc.’s financial statements as of December 31, 2015 and for the period from July 28, 2015 (inception) to December 31, 2015 and Moleculin, LLC’s financial statements as of December 31, 2015 and 2014 and for each of the years then ended.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

July 21, 2016